UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2013

HEALTH ENHANCEMENT PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7 West Square Lake Rd., Bloomfield Hills, Michigan  48302

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.

Completion of Acquisition or Disposition of Assets

As disclosed in the Registrant’s 8-K dated April 19, 2013, on August 19,  2013,  the  Registrant  and  Essex  Angel  Capital  Inc.  (TSXV:  EXC)  (“Essex”) completed the acquisition from Essex of certain assets, consisting principally of intellectual property (the “Assets”) of Wellness Indicators, Inc. (“Wellness”), an Illinois based company.  Essex holds senior secured convertible debentures and secured convertible debentures in Wellness. Essex foreclosed and acquired all rights, title and interest in and to the Assets pursuant to its 1st perfected security interest in the Assets.

The Registrant purchased the Assets from Essex for $1,100,000.  $801,507 was paid in common stock of the Registrant with remainder paid in cash ($298,493).  There were 2,577,565 shares of common stock issued at an agreed upon value of $0.31.

Item 8.01 Other Events

On August 21, 2013, the Company released the President’s Report To Shareholders dated August 21, 2013, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – President’s Report to Shareholders dated August 21, 2013

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act  of  1934,  the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ENHANCEMENT PRODUCTS, INC.

Date:  August 21, 2013

By: /s/ PHILIP M, RICE II

Philip M. Rice, II, Chief Financial Officer